Pricing Supplement No. 3                           Filing under Rule 424(b)(3)
Dated: March 11, 1996                      Registration Statement No. 33-63175

(To Prospectus dated October 6, 1995, and
Prospectus Supplement dated October 17, 1995)

CUSIP No. 44615QAM9

                                  $750,000,000

                       HUNTINGTON BANCSHARES INCORPORATED

                          MEDIUM-TERM NOTES, SERIES B

Principal amount: $50,000,000                              Floating Rate Notes:
Interest Rate (if fixed rate): 5.70%                          Interest Rate Basis: N/A
Stated Maturity: MARCH 14, 1997                               Index Maturity: N/A
Minimum denominations: $100,000                               Spread: N/A
Issue Price (as a percentage of                               Spread Multiplier: N/A
   principal amount): A/S                                     Maximum Rate: N/A
Selling Agent's commission (%): 0.02875%                      Minimum Rate: N/A
Purchasing Agent's discount                                   Initial Interest Rate: N/A
   or commission (%): N/A                                     Interest Reset Date(s): N/A
Net proceeds to the Company: $49,985,625                      Interest Reset Period: N/A
Settlement date (original issue date): MARCH 14, 1996         Interest Determination Date(s): N/A
Redemption Commencement Date (if any): N/A                    Calculation Date(s): N/A
Initial Redemption Percentage (if any): N/A                Interest Payment Date(s): MARCH 14, 1997
Annual Redemption Percentage                               Interest Payment Period(s): ANNUALLY
   Reduction (if any): N/A                                 Regular Record Date(s): 15 CALENDAR DAYS
Repayment Date (if any): N/A                                                       PRIOR TO INTEREST
Initial Repayment Percentage (if any): N/A                                         PAYMENT DATE
Annual Repayment Percentage
   Reduction (if any): N/A

    Additional terms: INTEREST ON THE NOTE WILL BE COMPUTED ON THE BASIS OF THE
                      ACTUAL NUMBER OF DAYS IN THE YEAR DIVIDED BY 360.

    As of the date of this Pricing Supplement, the aggregate initial public offering price of the Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to which this Pricing Supplement relates) is $135,000,000.

    "N/A" as used herein means "Not Applicable." "A/S" as used herein means "as stated in the Prospectus Supplement referred to above."

                               SMITH BARNEY, INC.